Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact:	Investor Contact:
David Morris	Jody Burfening / Chris Witty
BlueLinx Holdings Inc.	Lippert/Heilshorn & Associates, Inc.
(866) 671-5138	(212) 838-3777
cwitty@lhai.com
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES THIRD QUARTER RESULTS
ATLANTA — November 8, 2005 — BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today reported financial results for the fiscal third quarter and nine months ended October 1, 2005.
Revenues for the third quarter were $1.45 billion, down 3.7% from $1.51 billion reported for the third quarter ended October 2, 2004. The decline reflects a 1.6% increase in unit volume offset by a 5.3% decrease in prices. Net income for the third quarter was $13.9 million, or $0.46 per diluted share, compared to $20.1 million, or $0.67 per diluted share, in the prior-year period. For purposes of comparison, the 2004 third quarter statement of operations is presented on a pro forma basis, as if BlueLinx had been a stand-alone, publicly-traded entity since December 29, 2002.
Gross profit for the third quarter was $137.0 million compared to $142.3 million in the prior-year period. Gross margin was 9.4%, unchanged from the third quarter of 2004. Selling, general, and administrative expenses of $97.9 million in the third quarter increased $3.6 million from the same period a year ago. Operating income for the quarter was $34.1 million compared to $44.0 million for the third quarter last year.
For the nine months ended October 1, 2005, BlueLinx sales totaled $4.29 billion, down 1.3% from $4.35 billion last year. Gross profit was $372.0 million compared to $462.3 million for the same period last year, translating to gross margins of 8.7% and 10.6%, respectively, and primarily reflecting a decline in structural product margins. Selling, general, and administrative expenses of $277.3 million for the nine months ended October 1, 2005, declined by $14.8 million. Net income was $30.1 million, or $0.99 per diluted share, versus $77.3 million, or $2.56 per diluted share, in the prior-year period. For purposes of comparison, the 2004 year-to-date statement of operations is presented on a pro forma basis, as if BlueLinx had been a stand-alone, publicly-traded entity since December 29, 2002.
“BlueLinx performed well in a volatile third quarter pricing environment that was characterized by continued structural product price deterioration during the first two months of the quarter followed by a sharp, upward price rise in September following Hurricanes Katrina and Rita,” said Stephen Macadam, chief executive officer. “Our management and employees navigated successfully through this short-term price swing, accelerating our seasonal inventory reduction and ending the quarter with inventories well positioned for the winter months.

“At the same time, we continued to advance our strategic initiatives for delivering long-term growth as the market leader in the building products distribution marketplace,” Macadam said. “We achieved profitable unit volume growth, added new customer programs for specialty products, increased sales revenue from targeted accounts, developed new industrial accounts and expanded product lines with new and existing customers. A highlight of these initiatives was our agreement with Louisiana-Pacific Corp. to nationally distribute its specialty decking and railing products. This agreement, announced in September, represents a significant achievement for BlueLinx and demonstrates the importance of our value-added approach to supply chain solutions, particularly as a means of increasing over time the contribution of less price-sensitive specialty products to our business.
“Looking forward, we believe market conditions will remain challenging for the fourth quarter, due to the historically slow November and December months and a resumption of the negative pricing bias we have experienced throughout much of the year,” Macadam noted. “Our performance during the third quarter reinforces the fact that BlueLinx has the process and experience to manage through challenging market conditions. We remain committed to long-term value creation, which is rooted first and foremost in providing exceptional value to our customers through a solutions-based approach to their supply chain needs.”
As Reported Results
As reported sales for the third quarter ended October 1, 2005, were $1.45 billion compared to $1.51 billion for the same period last year. Gross profit declined to $137.0 million from $142.3 million in the prior-year period primarily reflecting a decline in structural product margins. Net income for the third quarter of 2005 was $13.9 million compared to $20.5 million the previous year.
For the nine months ended October 1, 2005, BlueLinx reported sales of $4.29 billion, compared with $4.35 billion last year. Gross profit was $372.0 million compared with $459.0 million in 2004; net income was $30.1 million versus $82.1 million in the prior-year period. The company’s net income of $82.1 million for the first nine months of 2004 was achieved partially as a division of Georgia-Pacific Corporation and did not include interest expense and certain corporate overhead expenses that are included in the results for the nine months ended October 1, 2005.
Dividend
On November 7, 2005, the BlueLinx Board of Directors declared a $0.125 dividend on the company’s common shares for the quarter ended October 1, 2005. The dividend is payable on December 30, 2005, to shareholders of record on December 15, 2005.
Basis of Presentation
This release provides unaudited financial statements for the third quarter and nine month periods of 2005 and 2004. For purposes of comparison, the statement of operations for the third quarter and nine months ended October 2, 2004, is provided on both an as reported and a pro forma basis. Last year’s pro forma results reflect the acquisition by BlueLinx of the real estate and operating assets of the building products distribution division of Georgia-Pacific and the Company’s subsequent IPO on December 14, 2004. Results have been adjusted to reflect the acquisition transaction, mortgage refinancing transaction, and offering transaction, and are presented as if BlueLinx Holdings had been a standalone entity since December 29, 2002. On a pro forma basis, diluted earnings per share is calculated using 30.2 million shares. Detailed reconciliations of all pro forma adjustments are included in a presentation, to be read in conjunction with this release, which can be found on the BlueLinx web site at www.BlueLinxCo.com.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors may listen to the conference call and download the presentation by going to the Investor Relations page of the BlueLinx web site, at www.BlueLinxCo.com. Investors also can access a recording of the conference call for one week by calling 706-645-9291, Conference ID# 1551609. The recording will be available two hours after the conference call has concluded. Investors may, alternatively, access a recording of this call on the BlueLinx web site where a replay of the webcast will be available for 90 days.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,600 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service more than 11,700 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 65 warehouses. Additional information about BlueLinx can be found on its web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Holdings Inc.
Proforma Statement of Operations
    in thousands, except per share data
    (unaudited)

	Quarters Ended		Nine Months Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	Proforma	As Reported	Proforma

	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

Net sales	$1,454,217	$1,509,581	$4,292,812	$4,350,527
Cost of sales	1,317,180	1,367,303	3,920,766	3,888,183

Gross profit	137,037	142,278	372,046	462,344

Operating expenses:
Selling, general, and administrative	97,926	94,323	277,309	292,089
Depreciation and amortization	4,993	3,920	13,793	11,592

Total operating expenses	102,919	98,243	291,102	303,681

Operating income	34,118	44,035	80,944	158,663
Non-operating expenses:
Interest expense	11,216	9,922	31,206	27,755
Other expense, net	(295)	140	58	581

Income before provision for income taxes	23,197	33,973	49,680	130,327
Provision for income taxes	9,301	13,827	19,615	53,043

Net income	13,896	20,146	30,065	77,284
Less: Preferred stock dividends	—	—	—	—

Net income applicable to common shareholder	$13,896	$20,146	$30,065	$77,284

Basic weighted average number of common shares outstanding	30,199	30,185	30,180	30,185

Basic net income per share applicable to common stock	$0.46	$0.67	$1.00	$2.56

Diluted weighted average number of common shares outstanding	30,493	30,185	30,459	30,185

Diluted net income per share applicable to common stock	$0.46	$0.67	$0.99	$2.56

Dividends declared per share of common stock	$0.125		$0.375

BlueLinx Holdings Inc.
As Reported Statements of Operations
    in thousands, except per share data
    (unaudited)

	Quarters Ended		Nine Months Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	As Reported	As Reported	As Reported
				(Combined)
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

Net sales	$1,454,217	$1,509,581	$4,292,812	$4,350,527
Cost of sales	1,317,180	1,367,303	3,920,766	3,891,510

Gross profit	137,037	142,278	372,046	459,017

Operating expenses:
Selling, general, and administrative	97,926	93,363	277,309	294,802
Depreciation and amortization	4,993	3,920	13,793	12,412

Total operating expenses	102,919	97,283	291,102	307,214

Operating income	34,118	44,995	80,944	151,803
Non-operating expenses:
Interest expense	11,216	10,914	31,206	17,708
Other expense, net	(295)	140	58	581

Income before provision for income taxes	23,197	33,941	49,680	133,514
Provision for income taxes	9,301	13,426	19,615	51,366

Net income	13,896	20,515	30,065	$82,148

Less: Preferred stock dividends	—	2,487

Net income applicable to common shareholder	$13,896	$18,028	$30,065

Basic weighted average number of common shares outstanding	30,199	18,100	30,180

Basic net income per share applicable to common stock	$0.46	$1.00	$1.00

Diluted weighted average number of common shares outstanding	30,493	19,406	30,459

Diluted net income per share applicable to common stock	$0.46	$0.93	$0.99

Dividends declared per share of common stock	$0.125		$0.375

BlueLinx Holdings Inc.
As Reported Balance Sheets
    in thousands

	BlueLinx	BlueLinx
	As Reported	As Reported
	October 1,	January 1,
	2005	2005
	(unaudited)

Assets:
Current assets:
Cash	$28,320	$15,572
Receivables	526,466	363,688
Inventories	418,864	500,231
Deferred income taxes	7,259	6,122
Other current assets	41,303	34,203

Total current assets	1,022,212	919,816

Property, plant, and equipment:
Land and land improvements	56,496	55,573
Buildings	93,381	93,133
Machinery and equipment	52,408	41,063
Construction in progress	1,920	5,089

Property, plant, and equipment, at cost	204,205	194,858
Accumulated depreciation	(18,479)	(7,880)

Property, plant, and equipment, net	185,726	186,978
Other non-current assets	27,382	30,268

Total assets	$1,235,320	$1,137,062

Liabilities:
Current liabilities:
Accounts payable	$325,335	$270,271
Bank overdrafts	43,953	32,033
Accrued compensation	12,077	18,292
Current maturities of long-term debt	63,937	94,103
Other current liabilities	14,642	13,142

Total current liabilities	459,944	427,841

Noncurrent liabilities:
Long-term debt	590,000	558,000
Deferred income taxes	850	740
Other long-term liabilities	13,565	8,989

Total liabilities	1,064,359	995,570

Shareholders’ Equity:
Common stock	302	295
Additional paid in capital	131,741	121,306
Accumulated other comprehensive income	(508)	(789)
Retained earnings	39,426	20,680

Total shareholders’ equity	170,961	141,492

Total liabilities and equity	$1,235,320	$1,137,062

BlueLinx Holdings Inc.
As Reported Statements of Cash Flows
    in thousands
    (unaudited)

	Nine Months Ended
	BlueLinx	BlueLinx
	As Reported	As Reported
		(Combined)
	October 1,	October 2,
	2005	2004

Cash flows from operating activities:
Net income	$30,065	$82,148
Adjustments to reconcile net income to cash provided by (used in) operations:
Depreciation and amortization	13,793	12,412
Amortization of debt issue costs	2,704	1,215
Deferred income tax provision (benefit)	(1,027)	4,355
Changes in assets and liabilities:
Receivables	(158,401)	(228,568)
Inventories	91,976	(161,245)
Accounts payable	54,485	220,669
Changes in other working capital	(11,003)	8,121
Other	5,695	(446)

Net cash provided by (used in) operating activities	28,287	(61,339)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(17,021)	(776,307)
Property, plant, and equipment investments	(10,034)	(3,055)
Proceeds from sale of assets	814	277

Net cash used in investing activities	(26,241)	(779,085)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	88,352
Issuance of preferred stock	—	95,000
Issuance of common stock, net	8,541	5,000
Proceeds from stock options exercised	296	—
Net increase in revolving credit facility	1,834	473,507
Proceeds from issuance of term loan	—	100,000
Proceeds from issuance of mortgage payable	—	100,000
Debt financing costs	(570)	(15,338)
Increase in bank overdrafts	11,920	16,504
Common dividends paid	(11,319)	—

Net cash provided by financing activities	10,702	863,025

Increase in cash	12,748	22,601
Balance, beginning of period	15,572	506

Balance, end of period	$28,320	$23,107

BlueLinx Holdings Inc.
Statement of Operations Nine Months
As Reported Reconciliation
    in thousands, except per share data

				BlueLinx
	BlueLinx	BlueLinx	Distribution Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Period from	Period from	Period from	Nine Months
	January 2, 2005	Inception (March 8, 2004)	January 4, 2004	Ended
	to October 1,	to October 2,	to May 7,	October 2,
	2005	2004	2004	2004
	(Unaudited)	(Unaudited)		(Unaudited)
Net sales	$4,292,812	$2,465,193	$1,885,334	$4,350,527
Cost of sales	3,920,766	2,233,387	1,658,123	3,891,510

Gross profit	372,046	231,806	227,211	459,017

Operating expenses:
Selling, general, and administrative	277,309	155,599	139,203	294,802
Depreciation and amortization	13,793	6,237	6,175	12,412

Total operating expenses	291,102	161,836	145,378	307,214

Operating income	80,944	69,970	81,833	151,803
Non-operating expenses:
Interest expense	31,206	17,708	—	17,708
Other expense net	58	(33)	614	581

Income before income taxes	49,680	52,295	81,219	133,514
Provision for income taxes	19,615	20,584	30,782	51,366

Net income	30,065	31,711	$50,437	$82,148

Less: Preferred stock dividends	—	3,971

Net income applicable to common shareholders	$30,065	$27,740

Basic weighted average number of common shares outstanding	30,180	18,100

Basic net income per share applicable to common stock	$1.00	$1.53

Diluted weighted average number of common shares outstanding	30,459	19,300

Diluted net income per share applicable to common stock	$0.99	$1.44

Dividends declared per share of common stock	$0.375

BlueLinx Holdings Inc.
Statement of Cash Flows
As Reported Reconciliation YTD
    in thousands

				BlueLinx
	BlueLinx	BlueLinx	Distribution Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Period from	Period from	Period from	Nine Months
	January 2, 2005	Inception (March 8,2004)	January 4, 2004	Ended
	to October 1,	to October 2,	to May 7,	October 2,
	2005	2004	2004	2004
	(Unaudited)	(Unaudited)		(Unaudited)
Cash flows from operating activities:
Net income	$30,065	$31,711	$50,437	$82,148
Adjustments to reconcile net income to cash provided by (used in) operations:
Depreciation and amortization	13,793	6,237	6,175	12,412
Amortization of debt issue costs	2,704	1,215	—	1,215
Deferred income tax provision (benefit)	(1,027)	(4,828)	9,183	4,355
Changes in assets and liabilities:
Receivables	(158,401)	63,782	(292,350)	(228,568)
Inventories	91,976	(15,556)	(145,689)	(161,245)
Accounts payable	54,485	(37,103)	257,772	220,669
Changes in other working capital	(11,003)	5,657	2,464	8,121
Other	5,695	1,528	(1,974)	(446)

Net cash provided by (used in) operating activities	28,287	52,643	(113,982)	(61,339)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(17,021)	(776,307)	—	(776,307)
Property, plant, and equipment investments	(10,034)	(1,677)	(1,378)	(3,055)
Proceeds from sale of assets	814	25	252	277

Net cash used in investing activities	(26,241)	(777,959)	(1,126)	(779,085)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	—	88,352	88,352
Issuance of preferred stock	—	95,000	—	95,000
Issuance of common stock, net	8,541	5,000	—	5,000
Proceeds from stock options exercised	296	—
Net increase in revolving credit facility	1,834	473,507	—	473,507
Proceeds from issuance of term loan	—	100,000	—	100,000
Proceeds from issuance of mortgage payable	—	100,000	—	100,000
Debt financing costs	(570)	(15,338)	—	(15,338)
Increase (decrease) in bank overdrafts	11,920	(9,746)	26,250	16,504
Common dividends paid	(11,319)	—	—	—

Net cash provided by financing activities	10,702	748,423	114,602	863,025

Increase (decrease) in cash	12,748	23,107	(506)	22,601
Balance, beginning of period	15,572	—	506	506

Balance, end of period	$28,320	$23,107	$—	$23,107